EXHIBIT 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                           6 MONTHS
                                                             ENDED
                                                           06/30/95
                                                           --------
NET INCOME                                                  $305,675

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                        183,579
     NON-OPERATING INCOME                                     33,931
                                                             -------
     NET TAXES                                               217,510

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                             207,734
     ANNUAL RENTALS                                            5,156
                                                             -------
     TOTAL FIXED CHARGES                                     212,890

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                             12,127
     ADJUSTMENT TO PREFERRED DIVIDENDS*                        8,629
                                                             -------
                                                              20,756

FIXED CHARGES AND PREFERRED DIVIDENDS                       $233,646
                                                            ========

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                          $736,075
                                                            ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS                  3.15
                                                                ====




 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS